UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

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MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01Entry into a Material Definitive Agreement.

On January 12, 2018 (the “Closing Date”), MSC Industrial Direct Co., Inc. (the “Company”) entered into two Note Purchase and Private Shelf Agreements.

Metropolitan Life Note Purchase Agreement

The Company entered into a Note Purchase and Private Shelf Agreement (the “Met Life Note Purchase Agreement”), by and between the Company and Metropolitan Life Insurance Company (“MetLife”) and/or one or more of its affiliates or related funds as purchasers thereunder. The Met Life Note Purchase Agreement provides for an uncommitted facility for the issuance and sale of up to an aggregate total of $250,000,000 of senior notes, at either fixed or floating rates. As of the Closing Date, the Company has not issued any notes under the Met Life Note Purchase Agreement.

Prudential Note Purchase Agreement

The Company entered into a Note Purchase and Private Shelf Agreement (the “Prudential Note Purchase Agreement”, by and between the Company and PGIM, Inc. (“PGIM”) and/or one or more of its affiliates or related funds as purchasers thereunder. The Prudential Note Purchase Agreement provides for an uncommitted facility for the issuance and sale of up to an aggregate total of $250,000,000 of senior notes, at a fixed rate.

The notes contemplated by each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement (the “Senior Notes”) would be senior unsecured obligations of the Company and rank equally with the Company’s borrowings under the revolving Credit Agreement, dated as of April 14, 2017 (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto as lenders, and JPMorgan Chase Bank, N.A., as administrative agent; the Company’s 2.65% Series A notes, due July 28, 2023 (the “2016 Series A Notes”); and the Company’s 2.90% Series B notes, due July 28, 2026 (the “2016 Series B Notes” and together with the 2016 Series A Notes, the “Existing Notes”). The Existing Notes were issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of April 14, 2017 (the “Existing Note Purchase Agreement”), among the Company and New York Life Insurance Company.

Senior Note Issuance

Also on the Closing Date, the Company completed the issuance and sale of $50 million aggregate principal amount of 3.04% Senior Notes due January 12, 2023 under the Prudential Note Purchase Agreement (the “Prudential Senior Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The proceeds from the issuance and sale of the Prudential Senior Notes have been used to pay a portion of the revolving loans outstanding under the Credit Agreement. Following the issuance and sale of the Prudential Senior Notes, the aggregate availability under the Prudential Note Purchase Agreement is $200,000,000.

The Prudential Senior Notes mature on January 12, 2023 and bear interest at a rate of 3.04% per annum, payable semi-annually on January 12 and July 12 of each year, commencing on July 12, 2018.  The Prudential Senior Notes are redeemable at any time subject to the payment of a make-whole amount equal to (i) the principal amount to be repaid together with the amount of interest that would have been due on such principal for the remaining term, discounted to present value at a discount rate equal to (x) the yield to maturity of a U.S. treasury security having a maturity equal to the remaining average life of the principal amount to be repaid plus (y) 50 basis points, minus (ii) the principal amount to be repaid.

Provisions of the Note Purchase Agreements

Each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement contains customary representations and warranties by the Company, certain of which include materiality, material adverse effect and knowledge qualifiers.  Each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement also contains: (i) reporting covenants; (ii) affirmative covenants requiring the Company and its subsidiaries to comply with laws, maintain their properties and adequate insurance, pay taxes, maintain their corporate existence and add as additional guarantors any subsidiaries that become additional guarantors, borrowers, co-borrowers or otherwise become liable under the Credit Agreement, the Existing Note Purchase Agreement, the Met Life Note Purchase Agreement (in the case of the Prudential Note Purchase Agreement), the Prudential Note Purchase Agreement (in the case of the Met Life Note Purchase Agreement), and any other note purchase agreement, shelf facility or other similar institutional private placement financing providing for the issuance or sale of debt securities; and (iii) negative covenants restricting the ability of the Company and its restricted subsidiaries to incur additional indebtedness and liens, change their lines of business, make fundamental changes such as disposing of all or substantially all of their property, merging or consolidating with other companies, make investments, engage in transactions with affiliates, or enter into certain restrictive agreements. In addition, each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement contains two financial covenants: (i) the Company may not permit its consolidated leverage ratio to exceed 3:00 to 1:00 (or, at the election of the Company after its consummates a material acquisition, a four-quarter temporary increase to 3.50 to 1.00, during which the Company must pay an additional 0.50% interest on any notes outstanding during such period) as of the last day of any fiscal quarter and (ii) the Company may not permit its consolidated interest coverage ratio to be less than 3:00 to 1:00 as of the last day of any fiscal quarter.

Each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement contains customary events of default including: (i) non-payment of principal, interest and the make-whole amount, (ii) default in the performance of covenants (after certain cure periods for certain covenants), (iii) any representation or warranty proving to have been incorrect in any material respect, (iv) payment default and cross-acceleration to other material indebtedness, (v) customary bankruptcy and insolvency events, (vi) ERISA defaults, (vii) material judgments, and (viii) invalidity of or challenge to the enforceability of a subsidiary guaranty. Under each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement, if an event of default occurs and is continuing, the relevant required holders may accelerate the payment of the relevant issued notes together with accrued and unpaid interest and the make-whole amount. Acceleration will occur automatically if there is a bankruptcy or insolvency default. Under each of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement, in the event of a change of control of the Company, the Company will be required to offer to repurchase the issued notes at par value.

The foregoing descriptions of the Note Purchase Agreements are not complete and are qualified in their entirety by reference to the full terms and conditions of the Met Life Note Purchase Agreement and the Prudential Note Purchase Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Note Purchase and Private Shelf Agreement, dated as of January 12, 2018, by and between MSC Industrial Direct Co., Inc. and Metropolitan Life Insurance Company and/or one or more of its affiliates or related funds, as purchasers thereunder

10.2

Note Purchase and Private Shelf Agreement, dated as of January 12, 2018, by and between MSC Industrial Direct Co., Inc. and PGIM, Inc. and/or one or more of its affiliates or related funds, as purchasers thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: January 17, 2018	By:	/s/ Rustom Jilla
	Name:	Rustom Jilla
	Title:	Executive Vice President and Chief Financial Officer